Exhibit 10.35

[****] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE EXCHANGE ACT OF 1934, AS AMENDED.

SUPPLY AND DISTRIBUTION AGREEMENT

This agreement is made as of January 1, 2005 (the “Effective Date”) by and between Biomateriali Srl, an Italian limited liability company having its registered offices at Cittadella della Ricerca s.s.7 per Mesagne, 72100 Brindisi, Italy (“BIOMATERIALI”) and Edwards Lifesciences AG, a corporation organised under the laws of Switzerland and having its business office at Chemin du Glapin 6, 1162 Saint-Prex, Switzerland (“EDWARDS”).

WHEREAS, BIOMATERIALI is a manufacturer of medical devices for vascular surgical procedures and has developed, manufactured and marketed proprietary interventional medical device products as set forth in Exhibit A (the “Products”).

WHEREAS, EDWARDS desires and has the facilities, personnel and expertise to distribute the Products on a comprehensive basis throughout the Territory.

WHEREAS, BIOMATERIALI wishes to appoint EDWARDS, and EDWARDS wishes to be appointed as a distributor of the Products in the territory set forth in Exhibit B (the “Territory”).

NOW, THEREFORE, in consideration of the mutual undertakings, obligations and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows (“Agreement”):

1.	APPOINTMENT

1.1	Scope. Subject to the terms and conditions contained in this Agreement, BIOMATERIALI hereby appoints EDWARDS, and EDWARDS hereby accepts appointment, as BIOMATERIALI’s exclusive distributor of the Products listed in Exhibit A in the Territory listed in Exhibit B during the term of this Agreement. BIOMATERIALI agrees that it will not sell or distribute the Products in the Territory, directly or through third parties, nor shall it to appoint any other agents, representatives or distributors for the purpose of selling the Products in the Territory.

1.2	Additional Territory. BIOMATERIALI recognizes EDWARDS as a prior and primary partner for the distribution of the Products therefore commits to offer any distribution rights for the Products in countries outside the Territory initially to EDWARDS to accept or refuse such distribution right within 90 ninety days from the written notification of BIOMATERIALI.

1.3	Sub-distributors. EDWARDS may appoint sub-distributors or agents to promote and/or distribute the Products within the Territory.

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2.	OBLIGATIONS/LIMITATIONS OF EDWARDS

2.1	Marketing Efforts. EDWARDS shall have the following obligations with respect to the marketing and distribution of the Products:

(a)	To use reasonable commercial efforts to further the promotion, marketing, and distribution of the Products in the Territory;

(b)	To provide adequate and appropriate training to its staff concerning the Products;

(c)	To use sales and technical literature as well as promotional artwork and training materials provided by BIOMATERIALI. EDWARDS may alter such materials or develop any other materials in connection with the marketing and distribution of Products (product brochures and sales aids), which shall be subject to BIOMATERIALI’s prior written approval. BIOMATERIALI retains all right, title and interest in and to such materials thereof;

(d)	To provide twice any calendar year BIOMATERIALI with a report showing the purchased Products allocated to Group A and Group B Territory.

(e)	Where appropriate according to EDWARDS’ own judgement, to translate Product-related materials into the language or languages of any parts of the Territory and provide BIOMATERIALI with copies of such translations. Should this Agreement be terminated prior to its term for reasons other than EDWARDS’ malfeasance, BIOMATERIALI will reimburse EDWARDS for such translations. BIOMATERIALI retains all right, title and interest in and to such translated versions thereof.

2.2	Inventory. EDWARDS shall at all times make his best efforts to maintain an inventory of the Products sufficient to meet anticipated demand but calculated to result in the minimum possible return of Products under Section 2.5.

2.3	Customer Service. EDWARDS shall provide customer service, including, but not limited to, taking orders, responding to customer inquiries, fulfilling requests for quotes on Product pricing, forwarding Product complaints to BIOMATERIALI on a timely basis and providing such assistance and information as is reasonably requested.

2.4	Defective Products. EDWARDS shall process and return any defective Products to BIOMATERIALI for credit or replacement, as EDWARDS shall determine. Should the Product in question be defective, all expenses related to its return and replacement shall be borne by BIOMATERIALI.

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2.5	Expired Products. EDWARDS shall not sell any Products beyond their stated expiration date. Expired products will be handled according to the verified EDWARDS quality control systems guidelines and will be discarded. Alternatively, at EDWARDS’ election, the products will be shipped back to BIOMATERIALI for disposal.

2.6	Alteration of Products. EDWARDS shall not alter the Products or any Product packaging or labelling except with the prior written consent of BIOMATERIALI.

2.7	Target Purchase Quantities. During the term of this Agreement, Edwards shall use its commercially reasonable effort to purchase the target quantities of [*****] ([***]) units of Product (“Target Purchase Quantity”) at the prices shown in Exhibit A, for any twelve month period starting with the Effective Date of the Agreement (“Supply Year”).

2.8	Forecasts. EDWARDS agrees to provide BIOMATERIALI with a non-binding twelve (12) month forecast indicating EDWARDS’ projected purchase of Products for the Territory. Such forecast shall be updated by EDWARDS on a rolling quarterly basis for each succeeding twelve (12) month period, and each updated forecast must be received by BIOMATERIALI no later than thirty (30) days prior to the first day of the period to which it relates. Such forecasts by EDWARDS shall be used for purposes of facilitating BIOMATERIALI and its suppliers’ planning to meet lead times delivery for the Products, and shall not constitute binding commitments to purchase upon EDWARDS. EDWARDS will use its best efforts to notify BIOMATERIALI promptly of any changes in its forecast.

2.9	Import and Others Sales Governmental Requirements. Except as otherwise agreed by BIOMATERIALI in writing, EDWARDS shall be responsible for compliance with applicable requirements for importing the Products into, marketing and distributing the Products within the Territory, including but not limited to all custom requirements. BIOMATERIALI shall provide EDWARDS with assistance in this matter as EDWARDS may reasonably request. EDWARDS shall obtain any necessary import licenses, at its own expense.

2.10	Notice of Intellectual Property Infringement. EDWARDS shall promptly notify BIOMATERIALI in writing of any patent, copyright infringement or unauthorized use of BIOMATERIALI’s trade secrets or trademarks in the Territory of which EDWARDS has become aware. BIOMATERIALI reserves the right in its sole discretion to institute any proceedings against such third party infringers in its name and on its behalf. EDWARDS shall cooperate fully with BIOMATERIALI in any legal action taken by BIOMATERIALI against such third parties, provided that BIOMATERIALI shall pay all expenses of such action and all damages relating to damage suffered personally by BIOMATERIALI which may be awarded or agreed upon in settlement of such action shall accrue to BIOMATERIALI, without prejudice to the right of EDWARDS to initiate any proceedings against third party infringers in order to obtain compensation for damages suffered.

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2.11	Compliance with Laws of the Territory. Upon knowledge, EDWARDS will do its commercial reasonable efforts to inform BIOMATERIALI of any legal requirements in the Territory that may affect the use or distribution of the Products, marketing materials or Product packaging and labelling. Notwithstanding the above BIOMATERIALI will remain fully responsible to comply with any legal and regulatory requirements related to the Products in the countries belonging to the European Union.

2.12	Insurance. EDWARDS shall maintain in force, during the term of this Agreement, one or more policies of liability insurance in amounts adequate to cover all obligations of EDWARDS hereunder.

2.13	Adverse Reactions. In the event that either party receives any complaint regarding the Product, it shall notify the other party immediately after becoming aware of it. EDWARDS will make an assessment of each complaint it receives, provide BIOMATERIALI with these complaint assessments and will coordinate all follow-up and customer communication that it deems appropriate. EDWARDS will assist BIOMATERIALI in its decision process about whether a complaint shall have to be notified to a local competent authority and the Notified Body or not and for implementing of appropriate Field Corrective Actions.

In the event that any customer of EDWARDS rejects or returns a Product to EDWARDS as a result of a Product performance problem, EDWARDS shall immediately so notify BIOMATERIALI and confirm in writing. If the reason for such performance problem is reasonably determined to be failure of the Product to meet its specifications, then BIOMATERIALI will replace, at its sole expense, the non-conforming Product which EDWARDS elects to so replace. In such case, BIOMATERIALI will pay all shipping and handling costs of EDWARDS relating to the handling, replacement and return of the rejected Product.

3.	OBLIGATIONS OF BIOMATERIALI

3.1	Sales and Technical Literature. BIOMATERIALI shall provide to EDWARDS reasonable quantities of such sales, advertising and technical literature and materials as BIOMATERIALI may have prepared and shall make available copies of promotional artwork it may have prepared. If available, BIOMATERIALI may provide the same to EDWARDS in electronic format. Any adjustments or modifications of sales, advertising and technical literature to the requirements of EDWARDS shall be charged to and covered by EDWARDS in full.

3.2	Marketing and Training Support. BIOMATERIALI shall provide EDWARDS with marketing and training support to enable EDWARDS to perform its obligations under this Agreement. In addition, BIOMATERIALI shall provide EDWARDS with all necessary training and technical assistance related to the Products and related services at BIOMATERIALI’s sole cost.

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3.3	Sterile Samples for Customers. BIOMATERIALI shall provide EDWARDS with a maximum annual volume of sterile samples equal to 5% of the agreed Target Purchase Quantity in Section 2.7 at the special prices for Samples listed in Exhibit A in order for EDWARDS to perform its commercial obligations. The annual volume of sterile samples shall be included in the calculation of the Target Purchase Quantity.

3.4	Non-sterile Demonstration Samples. BIOMATERIALI shall provide, free of charge and upon EDWARDS’ request, up to a maximum of 50 non-sterile demonstration sample sets each year (1 sample set consist of: 1 AMC 1809, 1 ATC 1528, 1 AMC1508 graft) for the duration of this Agreement.

3.5	Product Specifications, Packaging and Labelling.

(a)	Product Release. BIOMATERIALI is responsible for producing and releasing the Product in compliance with the specifications as communicated to and agreed with EDWARDS. BIOMATERIALI warrants that the Product will (i) conform to specifications and may be used for, and in the manner identified in, the Product Label and directions for use (if any), (ii) be free from defects in design, formulation, workmanship and material, and (iii) are manufactured and tested, and at the time of delivery to EDWARDS will be, in accordance/conformity with the state of the scientific and technological art as well as the EC-guidelines for good manufacturing and practice for drugs, and applicable provisions for quality and documentation for approved registration/regulatory files.

(b)	Packaging and Labelling. BIOMATERIALI, at its expense, shall provide EDWARDS with any product instruction for use and labelling required for the distribution in the Territory. BIOMATERIALI shall take care of all the appropriate changes on all product instructions for use and labelling of the Products, if any, in order to comply with European and national regulations. The Product labelling shall include the statement “Manufactured exclusively for EDWARDS Lifesciences by BIOMATERIALI” and be provided in a multi-language format that will enable it to be sold throughout the Territory.

3.6	Insurance. BIOMATERIALI shall obtain and maintain in force, during the term of this Agreement, and for so long as necessary to cover any claims that may be made thereafter regarding the Products sold by EDWARDS, for coverage, a product liability insurance policy in a amount not less than Euro [*****] ([****]) each occurrence and in the aggregate, in a form reasonable acceptable to EDWARDS. BIOMATERIALI’s insurance policy will be considered primary. The insurance carrier(s) shall be a reputable international company reasonably acceptable by EDWARDS and will have an AM Best rating of no less than A-. A copy of the above BIOMATERIALI confirmation of coverage shall be given to EDWARDS at the Effective Date and then as soon as practicable at the beginning of each new policy term.

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During the term of this Agreement and for so long as necessary to cover any claims that may he made thereafter regarding the Products, EDWARDS, its Affiliates and subsidiaries shall be additionally insured (so-called vendor endorsement). EDWARDS shall be provided with 30 days prior written notice of any cancellation, non-renewal or material change in the terms of such policy.

For the purpose of this Agreement, the term “Affiliates or Affiliate Entity” shall mean (i) any other entity/person of which the securities or other ownership interests representing fifty percent (50%) or more of the equity or fifty percent (50%) or more of the ordinary voting power or fifty percent (50%) or more of the general partnership interests are, at the time of such determination, owned, controlled or held, directly or indirectly, by such entity/person, or (ii) any other entity/person, which at the time of such determination, is controlling, controlled by or under common control with such entity/person. As used herein, the term “Control”, whether used as a noun or verb, refers to the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of a entity/person, whether through the ownership of voting securities, by contract or otherwise.

4.	PURCHASES AND PAYMENT TERMS

4.1	Orders. EDWARDS shall order Products by means of written, individual Purchase Orders. The Purchase Order shall specify applicable prices, quantities by catalogue number, shipping schedule, shipping instructions, and, if applicable, any relevant export control information or documentation to enable BIOMATERIALI to comply with Territory export control laws and regulations, any special requirements and other similar matters that are necessary for the individual transaction in accordance with this Agreement to be adequately described.

4.2	Order Acceptance. BIOMATERIALI shall accept or refuse in writing EDWARDS’ issuance of any Purchase Order within ten (5) business days from the date when the order has been received and shall not be refused without just cause. Any Purchase Order that is not rejected within the above stated period shall be deemed accepted. BIOMATERIALI shall accept Purchase Orders and deliver the Products that the EDWARDS has ordered in accordance with this Agreement but shall have no liability to EDWARDS with respect to purchase orders that exceed the Target Purchase Quantity in Section 2.7 by twenty percent (20%). No accepted Purchase Order may he modified or cancelled except as agreed in writing by the parties. EDWARDS’ Purchase Orders or mutually agreed change Purchase Orders shall be subject to all provisions of this Agreement. Any terms or conditions of such Purchase Order or change Purchase Order that conflict the terms or conditions of this Agreement shall be deemed excluded.

4.3

Shipment and Delivery Terms. BIOMATERIALI shall use its best efforts to fill orders that are within EDWARDS’ forecast plus ten percent (10%), within sixty (60) calendar days from the confirmation of the relevant Purchase Order. In addition BIOMATERIALI shall use its reasonable efforts to fill orders to the extent

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they exceed EDWARDS’ by ten percent (10%) the forecast. Unless otherwise agreed in writing by BIOMATERIALI and EDWARDS, all deliveries of the Products shall be FCA, INCOTERMS 2000, at Biomateriali’s facilities in Brindisi, Italy and, upon request, BIOMATERIALI shall organize and coordinate the shipment to EDWARDS’ premises according to EDWARDS’ reasonable instructions provided that shipping charges shall be paid by EDWARDS.

4.4	Acceptance of the Products. EDWARDS shall inspect each shipment of Products and give BIOMATERIALI written notice of any defects in or non-conformity of any Products receipt at EDWARDS’ warehouse within thirty (30) days from their delivery. All Products or parts thereof claimed to be non-conforming with the Product specifications, with the Purchase Order, damaged or in whatever manner defective, must be kept at EDWARDS’ warehouse for inspection by BIOMATERIALI. EDWARDS shall return any non-conforming or defective Products as directed by BIOMATERIALI and at BIOMATERIALI’s expense for credit or replacement at EDWARDS’ discretion. In case of replacement, BIOMATERIALI will ship the replaced Product within a reasonable time, DDU at EDWARDS’ warehouse in Nijmegen, The Netherlands, according to INCOTERMS 2000. The parties understand and agree that Products shipped to EDWARDS with an use-before-period (shelf-life) of less than twenty (20) months will not be accepted.

4.5	Prices and Annual True-Up. Pricing will be in Euro. EDWARDS shall pay BIOMATERIALI the prices as stated in Exhibit A for Products (including Sterile Samples) sold in Group A and Group B countries. BIOMATERIALI will invoice for, and EDWARDS shall initially pay, all delivered and accepted Products (including Sterile Sample) at prices set forth for Group A country in the Territory during each Supply Year irrespective where in the Territory the Products are finally sold. Not later than February 28th of each next Supply Year, EDWARDS shall provide BIOMATERIALI with the report of the total sales of the Products in Group A and Group B countries in the Territory for the previous Supply Year, in order to calculate the annual payment adjustments and credit EDWARDS with the amount based on the difference between the amount actually invoiced and the amount that should have in fact been invoiced and paid by EDWARDS in accordance with the then-current related prices listed in the Exhibit A, as amended, and considering the volume of Products sold in the Group A, Group B countries in the Territory and the Sterile Samples in Section 3.3. Any special packing or handling requested by EDWARDS shall be at the sole expense of EDWARDS.

4.6

Price Adjustments. The prices set forth in Exhibit A shall be firm for the first Supply Year and afterwards adjusted for each subsequent Supply Year based on changing market conditions and competition as well as material and production costs. The revised prices shall be mutually agreed upon the parties at least thirty (30) days prior to commencement of the succeeding Supply Year and will be applied to Purchase Orders executed after the date of the agreed price adjustment. Increased prices shall not apply to any Purchase Order issued prior to the agreed

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applicable date of such price increase. It is furthermore understood and agreed by the parties that the Target Purchase Quantity in Section 2.7 are strictly related to the purchase prices of the Products; therefore, in case of any price increase, the annual Target Quantities for the subsequent Supply Year will be reviewed accordingly.

In the event the parties fail to agree on the purchase prices for the subsequent Supply Year on or before December 1st of each Supply Year, the purchase prices for such subsequent Supply Year shall remain the purchase prices in force plus [**] of the inflation rate in Italy of the previous year as published by the Italian institute of statistic (ISTAT) and both parties may terminate this Agreement with twelve month notice in accordance Article 11.1 below.

The parties may at any time agree to negotiate fixed prices other than as specified in Exhibit A, in response to changing market conditions (including if labour costs or raw material costs increase by more than [****] ([***])) or facing a high-volume opportunity.

4.7	Payment Terms. BIOMATERIALI shall issue an invoice for each shipment and EDWARDS shall make payment of relevant invoice within sixty (60) days after receipt of BIOMATERIALI’s invoice by wire transfer to an Italian bank designated by BIOMATERIALI. All payments shall be made in Euro.

4.8	Resale Prices. EDWARDS may offer the Products in the Territory at such prices as EDWARDS, in its sole discretion, shall determine.

4.9	Product Changes. Provided that BIOMATERIALI gives ninety (90) days prior notice to EDWARDS and indemnifies and holds harmless EDWARDS for all legal and contractual consequences or other commitments for Products made by EDWARDS prior to the date such notice becomes effective, BIOMATERIALI may at its sole discretion:

(a)	Change the specification or discontinue the production of one or more Products. In such case of changed of discontinued Product, BIOMATERIALI and EDWARDS shall evaluate in good faith the ongoing supply contract with the EDWARDS’ customers and shall make all reasonable commercial efforts to secure, supply of the changed or discontinued product for existing supply contracts with EDWARDS’ customers.

(b)	Commence the development and distribution of new products or of modifications or improvements to the Products having features which may make the Products wholly or partially obsolete. Subject to the terms set forth below, EDWARDS shall have exclusive right to distribute new products and modifications or improvements to Products. The parties shall negotiate in good faith for the applicable prices for such new products.

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5.	REGULATORY AFFAIRS

5.1	CE-Mark. BIOMATER1AL1 shall obtain and maintain in its own name the CE mark and other required regulatory approvals for the Products in the European Union. All costs incurred for the CE marking application are BIOMATERIALI’s. BIOMATERIALI agrees to notify EDWARDS immediately upon any action or situation that may change the CE marking compliance status, such as regulatory or Notified Body inspection findings or manufacturing malfunctions which materially affect the quality of shipped Products or result in the material deterioration of Product performance. BIOMATERIALI shall be responsible for creating and maintaining the Technical Documentation for the Product and agrees to provide EDWARDS with four copies of technical files and any documentation in case of request from an Authority (Ministry of Health or Notified Body). BIOMATERIALI will certify via a Declaration of Conformity that the Product conforms to the relevant Harmonized Standards.

5.2	Other Approvals. BIOMATERIALI will use best efforts to obtain approval of the Products for any other country if so requested by EDWARDS and agreed to by BIOMATERIALI. No representation is made as to whether approvals for countries that are not accepting the CE-Mark can be achieved. If required, BIOMATERIALI will promptly notify EDWARDS to the regulatory authorities as the exclusive distributor of the Products in the Territory.

5.3	Regulatory Support. EDWARDS or the respective sub-distributors of EDWARDS shall provide BIOMATERIALI with all reasonable required support to comply with any local regulatory law and requirement including but not limited to assisting and executing all documents necessary to satisfy all regulatory requirements in the jurisdictions in which the Products are distributed, whenever is mandatory or necessary to register the Products in such country.

5.4	Compliant Use. EDWARDS shall make all reasonable commercial efforts to inform its customer for proper use of the Products and in full compliance with BIOMATERIALI instructions for the use and the handling of the Products. Neither Party shall be responsible to the other for any application outside the national regulatory approvals or any use without any regulatory approval.

5.5	Changes in Regulations. BIOMATERIALI is under no obligation to adapt the Products to more restrictive regulatory requirements entering into force after conclusion of this Agreement, that trigger more than insignificant additional costs. In such cases, BIOMATERIALI may stop selling the Products to EDWARDS for ultimate sale or distribution into those countries which require such restrictive requirements.

6.	QUALITY MANAGEMENT SYSTEM, TRACEABILITY

6.1	Product Quality. BIOMATERIALI shall use its best efforts to maintain the highest standard of quality for the Products. BIOMATERIALI shall communicate to

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EDWARDS any significant changes in the production and quality assurance team for the Products in existence at the time the present Agreement is executed, including but not limited to the team members and quality assurance procedures. Such communication is to be made on a timely basis prior to making any projected changes. Should EDWARDS be dissatisfied with any projected changes, the parties agree to review and discuss them. The parties agree to attempt to resolve their differences within a period not to exceed six (6) weeks, after which, should no agreement be reached, the distribution Agreement may he amicably terminated.

6.2	Quality Management System. BIOMATERIALI has established and maintains a Quality Management System in accordance with EN ISO 9001, EN 46001 and ISO 13485 and other relevant quality management standards and legal provisions. BIOMATERIALI represents that the actual production of the Products takes place under the CE-certified Quality Management System.

6.3	Compliance Inspection. BIOMATERIALI shall inspect and test Products prior to delivery to EDWARDS to ensure compliance with the Product Specifications.

6.4	Traceability. EDWARDS is responsible for product traceability to its customers. In accordance with the relevant quality standards and internal BIOMATERIALI procedures, traceability of critical or major components, processes, manufacturing and release inspection results will be maintained by BIOMATERIALI to the individual Product identified by serial or lot number. The collected records will be archived by BIOMATERIALI for a period of at least one year after the expiration date of the respective Product.

6.5	Product Storage Conditions. EDWARDS shall preserve BIOMATERIALI guidelines for storage conditions in its warehouses, which shall not he below 0°C and above 30°C. EDWARDS will inform all its sub-distributors regarding adequate storage conditions for the product. BIOMATERIALI acknowledges that EDWARDS is using third party warehouse facilities and logistic services, therefore subject to acceptance of this service provider of any visit request during normal business hours and BIOMATERIALI compliance with its third party access policy, EDWARDS will allow BIOMATERIALI to visit the warehouse premises to verify the above said storage conditions only.

7.	REPORTING, VIGILANCE, RECALL

7.1	Reporting. It is BIOMATERIALI sole responsibility to file Medical Device Reports or Vigilance Reports to any legal authority for the Products in order to comply with the applicable laws and regulations in the Territory. Only, if EDWARDS by any applicable law or regulation is obliged to report medical device incidents, this Agreement shall not prevent EDWARDS to do so.

7.2

Safety Notification. In case a Product is potentially deviating from its Specification, or under any other circumstance where such Product might cause, or already has caused harm to a patient, user or other person, each party shall notify

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the other party in writing (“Safety Notification”), irrespective of the time or location of detection of the potentially faulty Product, as soon as the respective party gains knowledge of such circumstance. Safety Notifications and any other complaints on the Products are to be effected to the following addresses:

BIOMATERIALI Srl, Mr. Cosimo Saponaro

Citadella della Ricerca s.s.7 per Mesagne

72100 Brindisi

Italy (tel. +39 0831 588 028, Fax: +39 0831 588 030)

email: m.saponaro@tiscali.it

Edwards Lifesciences S.L., Mrs. Maite Llacer

Avda. Juan de la Cierva 27

Parque Tecnologico de Valencia

46980 Paterna, Valencia

Spain (tel. +34 9 63 05 37 14, Fax +34 9 63 05 37 07)

email: maite_llacer@edwards.com

7.3	No Statement. In the event of a (alleged) malfunction or defect of a Product, EDWARDS or its representatives or agents will not make any statement as to the cause, before having informed BIOMATERIALI and having received BIOMATERIALI written analysis of the malfunction or defect, and will then not render statements different from the results of such analysis.

7.4	Sales Records. EDWARDS will maintain complete and accurate lists and records reflecting all Product sales and related transactions as may be required by law and to comply with the EU regulations, regulations of the EC-Council Directive concerning medical devices or other legal requirements applicable for a country of the Territory to secure full traceability of each Product.

7.5	Product Recall. If either party believes that a recall of any Products in the Territory is desirable or required by law in the Territory or elsewhere, it shall immediately notify the other party. The parties shall then discuss reasonably and in good faith whether such recall is appropriate or required and the manner in which any mutually agreed recall shall be handled. BIOMATERIALI will be responsible for making the decision whether to inform the local competent authority and the Notified Body or not. EDWARDS shall make commercially reasonable efforts to assist BIOMATERIALI in giving effect to the recall, including communication with any customer or user. BIOMATERIALI shall bear all costs and expenses of any recall, including, without limitation, expenses or obligations to third parties, the costs of notifying customers and costs associated with the shipment of recalled Product from customer to EDWARDS or BIOMATERIALI, and replacement of such Products.

7.6

Remedial Actions. It is BIOMATERIALI exclusive right and obligation to issue recalls, safety alerts, advisory notices or similar remedial actions on the Products. In such case, EDWARDS will support and fully co-operate with BIOMATERIALI

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to comply with the applicable laws and regulations. Furthermore, in such case EDWARDS will notify its customers and, upon BIOMATERIALI’s request retrieve identified Products. BIOMATERIALI shall bear all direct costs and expenses of any recall, including, without limitation, expenses or obligations to third parties, the costs of notifying customers and costs associated with the shipment of recalled Product from customer to EDWARDS or BIOMATERIALI, and replacement of such Products.

7.7	Survival. The provisions of this section Reporting, Vigilance, Recall shall survive the termination of the Agreement.

8.	LIABILITY AND INDEMNIFICATION

8.1	Indemnification by BIOMATERIALI. Notwithstanding anything else in this Agreement to the contrary, BIOMATERIALI shall defend, indemnify and hold the EDWARDS and its affiliated entities, and each of their officers, directors, agents and employees harmless against any and all claims, demands, losses, liabilities, damages, costs and expenses (including reasonable attorneys’ fees) made or incurred by a third party resulting from (a) any breach by BIOMATERIALI of this Agreement, (b) personal injury or death resulting from the use of a Product, (c) Product defects, (d) infringement of patents, copyrights, trademarks, or other intellectual property rights, (e) product recalls, (f) failure by BIOMATERIALI to maintain the regulatory approvals. The indemnification contained in this Section shall survive the expiration or termination of this Agreement for any reason whatsoever.

8.2	Indemnification by EDWARDS. EDWARDS shall defend, indemnify and hold BIOMATERIALI its officers, directors, employees, and agents harmless against any and all claims, demands, suits, proceedings, losses, liabilities, damages, costs and expenses (including reasonable attorneys’ fees) resulting from (a) any breach by EDWARDS of this Agreement, or (b) any act, error or omission of EDWARDS or any of its officers, directors, employees, agents, or representatives, with respect to the marketing, distribution, sale of the Products within the Territory, including, failure to train customers on how to use the Products. The indemnification contained in this Section shall survive the expiration or termination of this Agreement for any reason whatsoever.

8.3	Indemnification Procedure. A party seeking indemnification (an “indemnified party”) shall give the other party (an “indemnifying party”) written notice of any Legal Action within ten (10) days of first knowledge thereof. The indemnifying party shall have sole and exclusive control of the defense of any Legal Action, including the choice and direction of legal counsel. The indemnified party shall have the right to engage its own counsel, at its own expense. The indemnified party may not settle or compromise any Legal Action without the written consent of the indemnifying party.

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9.	CONFIDENTIALITY

9.1	Confidential Information; Term. All Confidential Information (as defined below) shall be deemed confidential and proprietary to BIOMATERIALI or EDWARDS (The “Disclosing Party”). The Party receiving any Confidential Information (the “Receiving Party”) may use these Confidential Information during the term of this Agreement only as permitted or required for its performance hereunder and shall not disclose or provide any Confidential Information to any third party and shall take reasonable measures to prevent any unauthorized disclosure by its employees, agents, contractors or consultants, including appropriate individual nondisclosure agreements. The foregoing duty shall survive any termination or expiration of this Agreement for three (3) years.

9.2	Definition. As used in this Agreement, the term “Confidential Information” shall mean all information disclosed by BIOMATERIALI to EDWARDS and vice versa or embodied in the Products when clearly marked by BIOMATERIALI as being confidential in nature, relating to the other Party’s markets, customers, products, patents, inventions, procedures, methods, designs, strategies, plans, assets, liabilities, prices, costs, revenues, profits, organisation, employees, agents, resellers or business in general. The following shall not be considered Confidential Information for purposes of this Section 9:

(a)	Information which is or becomes in the public domain through no fault or act of Receiving Party;

(b)	Information which was independently developed by Receiving Party without the use of or reliance on Confidential Information;

(c)	Information which was provided to Receiving Party by a third party under no duty of confidentiality to the Disclosing Party; or

(d)	Information which is required to be disclosed by law, provided, however, prompt prior notice thereof shall be given to Disclosing Party and disclosure shall be limited to the maximum extent possible.

10.	TRADEMARKS

10.1

Use of Trademarks. BIOMATERIALI hereby grants to EDWARDS, and EDWARDS hereby accepts from BIOMATERIALI, a non-exclusive, non-transferable, and royalty-free license to use BIOMATERIALI trademark (Albograft™) as the same may be revised by BIOMATERIALI from time to time, during the term of this Agreement, solely in connection with the distribution, promotion and advertising of the Products. EDWARDS may use the BIOMATERIALI trademark in promotional brochures and in connection with trade fairs. EDWARDS shall not use any other marks or trade names in connection with the marketing and distribution of the Products except for EDWARDS’ proprietary trade names and marks. BIOMATERIALI may inspect and monitor EDWARDS’

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use of the BIOMATERIALI trademark. EDWARDS shall not remove or alter any BIOMATERIALI trade names, trademarks, copyright notices, serial numbers, labels, tags or other identifying marks, symbols or legends affixed to any Products, documentation or containers or packages. EDWARDS shall not adopt, use or register any words, phrases or symbols, which are identical to or confusingly similar to any of BIOMATERIALI’s trademarks.

11.	TERM AND TERMINATION

11.1	Term. This Agreement shall come into force on the date first written above (the “Effective Date”) and shall continue in force for a period of five (5) years (the “Initial Term”), unless earlier terminated as provided in this Article 11.2. To the extent permitted by the laws in any single country of the Territory, this Agreement, the exclusive rights and non-compete provisions thereof shall be automatically for an indefinite period at the end of the Initial Term, unless either party provides the other party with twelve (12) months prior written notice of its intent to terminate the Agreement.

11.2	Termination. Either party may terminate this Agreement at any time with immediate effect by either party:

(a)	if the other party shall be or become bankrupt or insolvent or if there are instituted by or against it proceedings in bankruptcy or under insolvency laws or for its reorganization, receivership, liquidation or dissolution;

(b)	if the other party is in serious material breach of this Agreement and has failed to cure such breach within sixty (60) days of receipt of written notice thereof from the first party;

(c)	either party or either party’s employees, officers, sub-distributors or agents engages in unethical business conduct or is convicted of a crime (other than a misdemeanour) that, in the reasonable discretion of either party, is likely to cause or has caused harm or disrepute to the reputation of the other party, or harm to the public;

(d)	there is a major material change in the management of or operation of either party’s business; or

(e)	any law or government-enacted regulation or decree renders the performance by either party of its respective obligations hereunder unduly onerous or otherwise inexpedient.

11.3	Additionally BIOMATERIALI may terminate this Agreement immediately upon written notice to EDWARDS if EDWARDS breaches any obligation to BIOMATERIALI regarding BIOMATERIALI’s intellectual property, alters any Product or the labelling therefore without BIOMATERIALI’s prior written consent or sells a Product beyond its expiration date; or

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11.4	Rights and Obligations on Termination. In the event of termination of this Agreement for any reason, and subject to Article 11.6 below concerning the sell-off period, the parties shall have the following rights and obligations:

(a)	Neither party shall be released from the obligation to make payment of all amounts then or thereafter due and payable;

(b)	The duties of confidentiality under Article 10 and the duties of both parties concerning dispute resolution under Article 13 shall survive the termination of this Agreement;

(c)	Except as provided in Section 11.6, EDWARDS shall cease to distribute the Products and shall return to BIOMATERIALI all copies of promotional and technical materials and artwork provided by BIOMATERIALI;

(d)	BIOMATERIALI will repurchase EDWARDS’ inventory of non-obsolete and non-expired Products at the price paid by EDWARDS for such Products or direct EDWARDS to sell them to the third party or parties selected by BIOMATERIALI;

(e)	EDWARDS shall return or, if requested by BIOMATERIALI, destroy all Confidential Information, including, if applicable all electronic copies thereof and shall certify in writing that it has done so; and

(f)	EDWARDS shall cease any use of the BIOMATERIALI trademark in any manner. In addition, EDWARDS hereby empowers BIOMATERIALI and shall assist BIOMATERIALI, if requested, to cancel, revoke or withdraw any governmental registration or authorisation, permitting EDWARDS to use BIOMATERIALI trademark in the Territory.

11.5	Sell-off Period. Notwithstanding the above, upon expiration or termination of this EDWARDS shall have the right to continue to distribute its existing inventory of non-expired Products for an unlimited period after the expiration or termination and until the inventory exists, either is in his possession or in consignment at client premises. In addition, if termination arises other than through breach by EDWARDS and EDWARDS has outstanding contracts or tenders for Products, the terms and conditions of this Agreement shall remain in effect with respect only to the supply of Products for such contracts or tenders for the remaining term of such contracts or tenders.

12.	CHANGE OF CONTROL, RIGHT OF FIST REFUSAL

12.1

If BIOMATERIALI ceases, or threatens to cease, to carry on its business or the production of the Products, BIOMATERIALI shall immediately inform EDWARDS of its intention before informing any third party and, in such cases; EDWARDS shall have the option right to place an offer to acquire BIOMATERIALI or part of its business related to the Products. EDWARDS shall

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notify BIOMATERIALI its intention to exercise such option right within sixty (60) days from the notification of BIOMATERIALI intention to abandon or sell in full or in part its business.

12.2	In the event BIOMATERIALI receives a bona fide offer for all or part of its business from any third party, during the term of this Agreement, EDWARDS shall have the right of first refusal to purchase business. If this occurs EDWARDS shall notify BIOMATERIALI its intention to proceed with a due diligence on BIOMATERIALI business and eventually match the purchase offer of such third party within sixty (60) days from the date it receives the notification of the intended transaction.

12.3	Notwithstanding Articles 12.1 and 12.2 above, in the event of a Change of Control (as defined below) of either party occurs, the party with respect to which the Change of Control has occurred shall give notice to the other party (the “Non-Affected Party”) within thirty (30) days after the occurrence of such Change of Control. The Non-Affected Party may terminate the Agreement upon the expiry of a twelve (12) months’ notice. In the event of a Change in Control of BIOMATERIALI, if this Agreement is terminated on notice to EDWARDS, BIOMATERIALI shall pay EDWARDS a cancellation fee (the “Cancellation Fee”) in an amount equal to EDWARDS’ purchase orders for Products (the “Product Purchases”) for the twelve (12) months immediately preceding the date on which EDWARDS is notified by BIOMATERIALI of such Change of Control. For the purpose of this Article 11.3, “Change of Control” shall mean:

(i)	the acquisition, directly or indirectly, by any individual or legal entity of at least fifty percent (50%) of the voting stock of any party to this Agreement or any individual or legal entity that controls either party.

(ii)	a merger involving either party which, directly or indirectly, controls or is controlled by or is under the same control as either party hereto, “control” meaning the ability to exercise or to procure the exercise, directly or indirectly, of at least fifty percent (50%) of the voting stock of a company.

13.	GOVERNING LAW AND ARBITRATION

13.1	This Agreement shall be governed by and construed and enforced in accordance with the Italian law.

13.2	Any dispute, controversy or claim arising under, out of or relating to this contract and any subsequent amendments of this contract, including, without limitation, its formation, validity, binding effect, interpretation, performance, breach or termination, as well as non-contractual claims, shall be referred to and finally determined by arbitration in accordance with the WIPO Arbitration Rules. The arbitral tribunal shall consist of three arbitrators and the place of arbitration shall be Geneva, Switzerland. The language to be used in the arbitral proceedings shall be English.

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13.3	The arbitral award will be final and binding on the parties, and the prevailing party shall be entitled to recover attorney’s fees and costs awarded by the arbitration. The provision of this Section shall not restrict the right of either party to seek and obtain provisional remedies from any court of competent jurisdiction.

14.	MISCELLANEOUS

14.1	Compliance with Laws. EDWARDS and BIOMATERIALI shall comply with all applicable laws affecting this Agreement and its performance hereunder and, without limiting the generality of the foregoing, shall maintain all registrations with governmental agencies, commercial registries, chambers of commerce, or other offices which may be required under local law in order to enable it lawfully to conduct its business and perform its obligations under this Agreement. Upon written notice from either party hereto, the notified party shall provide such information, as it may reasonably consider necessary to verify compliance by the other party with the provisions of this Section.

14.2	Force Majeure. If the performance of this Agreement or any obligation hereunder (other than the payment of monies due owing hereunder) is prevented, restricted or interfered with by reason of any event or condition beyond the reasonable control of such party (including without limitation acts of state or governmental action, riots, disturbance, war, strikes, lockouts, slowdowns, prolonged shortage of energy or other supplies, epidemics, fire, flood, hurricane, typhoon, earthquake, lightning and explosion or any refusal or failure of any governmental authority to grant any export license legally required), the party so affected shall be excused from such performance, only for so long as and to the extent that such a force prevents, restricts or interferes with the party’s performance and provided that the party affected gives notice thereof to the other party and uses diligent efforts to remedy such event or conditions.

14.3	Relationship. This Agreement does not make either party the employee, agent or legal representative of the other for any purpose whatsoever. Neither party is granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the other party. Each party is acting as an independent contractor.

14.4	Assignment. Either party shall not have the right to assign or otherwise transfer its rights and obligations under this Agreement except with the prior written consent of the other party. Any prohibited assignment shall be null and void.

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14.5	Notices. Notices permitted or required to be given hereunder shall be given:

(a)	by EDWARDS to BIOMATERIALI’s statutory seat at the address set forth on page 1 or such other address of which BIOMATERIALI may notify EDWARDS in writing;

(b)	by BIOMATERIALI to EDWARDS’ statutory seat at the address set forth on page 1 or such other address of which EDWARDS may notify BIOMATERIALI in writing.

Notices shall be deemed sufficient if given by (a) registered or certified mail, postage prepaid, return receipt requested, (b) private courier service, or (c) facsimile with electronic confirmation of receipt, addressed to the respective addresses of the parties as first above written or at such other addresses as the respective parties may designate by like notice from time to time. Notices so given shall be effective upon (a) receipt by the party to which notice is given, or (b) on the fifth (5th) day following domestic mailing or the tenth (10th) day following international mailing, as may be the case, whichever occurs first.

14.6	Entire Agreement. This Agreement, including the Exhibits hereto which are incorporated herein, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes the European Distribution Agreement effective as of November 9, 2000 (including all its amendments), as well as all proposals, oral or written, and all negotiations, conversations, discussions or previous distribution agreements or arrangements heretofore between the parties. EDWARDS hereby acknowledges that it has not been induced to enter into this Agreement by any representations or statements, oral or written, not expressly contained herein.

14.7	Amendment. This Agreement may be modified, amended, rescinded, cancelled or waived, in whole or in part, by written amendment signed by both parties.

14.8	Severability. If any provision of this Agreement is found unenforceable under any of the laws or regulations applicable thereto, such provision terms shall be deemed stricken from this Agreement, but such invalidity or unenforceability shall not invalidate any of the other provisions of this Agreement.

14.9	Counterparts. This Agreement may be executed in two or more counterparts in the English language, and each such counterpart shall be deemed an original hereof. In case of any conflict between the English version and any translated version of this Agreement, the English version shall govern.

14.10	Waiver. No failure by either party to take any action or assert any right hereunder shall be deemed to be a waiver of such right in the event of the continuation or repetition of the circumstances giving rise to such right.

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14.11	Employee Solicitation. During the term of this Agreement and for one (1) year after its termination for any reason, neither party will solicit or hire the other’s employees involved in performance of the agreement, without prior written consent of the other party.

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IN WITNESS WHEREOF, the parties have caused this Agreement to he executed by their duly authorized representatives below.

BIOMATERIALI SRL	EDWARDS LIFESCIENCES AG

/s/ Pierpaolo Cerani	/s/ Patrick Verguet
Pierpaolo Cerani	Patrick Verguet
Managing Director	President Europe

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List of Exhibits

A.	Products, Prices

B.	Territory

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BIOMATERIALI

EXHIBIT A - PRODUCTS, PRICES

Graft Type/Length		Unit Price				Sterile Sample Price
		Group A		Group B		Group A		Group B
Albograft without Collagen (AMO, ATO)
Straight tube	Any length	[***]	€	[***]	€	[***]		[***]
Bifurcation		[***]	€	[***]	€	[***]		[***]
Albograft with Collagen (AMC, ATC)
Straight tube	7.5cm length	[***]	€	[***]	€	[***]	€	[***]	€
	15cm length	[***]	€	[***]	€	[***]	€	[***]	€
	30cm length	[***]	€	[***]	€	[***]	€	[***]	€
	40 cm length	[***]	€	[***]	€	[***]	€	[***]	€
	60 cm length	[***]	€	[***]	€	[***]	€	[***]	€
	100cm length	[***]	€	[***]	€	[***]	€	[***]	€
Bifurcation		[***]	€	[***]	€	[***]	€	[***]	€
Albopass with Collagen (ATC 90XX)
Tube with side arm	60cm tube/ 40cm side arm	[***]	€	[***]	€	[***]	€	[***]	€

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EXHIBIT B—DISTRIBUTION TERRITORY

GROUP A	GROUP B
Europe	Europe	Middle East / Far East and Africa
Andorra	All EU Accession countries	All Middle East countries acc. to British definition
Austria	Albania	China
Belgium	Armenia	Hong-Kong
Denmark	Azerbaijan	Indonesia
Finland	Belarus	Korea
France	Bosnia-Herzegovina	Malaysia
Germany	Bulgaria	Morocco
Greece	Croatia	Philippines
Lichtenstein	Georgia	Singapore
Luxembourg	Iceland	South Africa
Monaco	Ireland	Taiwan
Norway	Italy	Thailand
San Marino	Macedonia	Tunisia
Spain	Moldova	Vietnam
Sweden	Montenegro
Switzerland	Netherlands
Portugal
Romania
Russia
Serbia
Turkey
United Kingdom (UK)
Ukraine
Vatican City

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AMENDMENT TO THE SUPPLY AND DISTRIBUTION AGREEMENT

entered into between

Biomateriali Srl, an Italian limited liability company having its registered offices at Cittadella della Ricerca s.s.7 per Mesagne, 72100 Brindisi, Italy

and

Edwards Lifesciences AG, a corporation organised under the laws of Switzerland and having its business office at Chemin du Glapin 6, 1162 Saint-Prex, Switzerland.

*****

By signing this Amendment, the Parties agree to amend their “Supply and Distribution Agreement” made as of January 1, 2005 (hereinafter: “the Agreement”) as follows:

1.	The amendments to the Agreement stated hereafter shall take effect on January 1, 2007.

2.	The Agreement shall last until December 31, 2011, this date referring to the “Initial Term” as mentioned under section 11.1.

3.	The following sections of the Agreement shall not be effective anymore:

•	2.1. d)

•	3.3.

•	3.4.

4.	Section 2.7 is amended and replaced as follows:

“Target Purchase Quantities. During the term of this Agreement, Edwards shall use its commercially reasonable effort to purchase the target quantities of [***] ([***]) units of Product (“Target Purchase Quantity”) at the prices shown in Exhibit A, for any twelve month period starting on January 1, 2007 (“Supply Year”).”

5.	Section 4.5 is amended and replaced as follows:

“Prices. Pricing will be in Euro. BIOMATERIALI shall invoice for, and EDWARDS shall pay BIOMATERIALI all delivered and accepted Products at prices set forth in Exhibit A in the Territory set forth in Exhibit B during each Supply Year. Any special packing or handling requested by EDWARDS shall be at the sole expense of EDWARDS.”

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6.	Exhibits A and B of the Agreement are replaced by the Exhibits A and B attached to the present Amendment.

BIOMATERIALI SRL	EDWARDS LIFESCIENCES AG

/s/ Pierpaolo Cerani	/s/ Patrick Verguet
Pierpaolo Cerani	Patrick Verguet
Managing Director	President Europe

23 Jan 2007
Place and Date:	Place and Date:

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List of Exhibits

A.	Products, Prices

B.	Distribution Territory

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EXHIBIT A—PRODUCTS AND PRICES

Graft Type / Length		Unit Price effective from Jan 1, 2007
Albograft without Collagen (AMO, ATO)
Straight tube	Any length	[***]	€
Bifurcation		[***]	€
Albograft with Collagen (AMC, ATC)
Straight tube	7.5cm length	[***]	€
	15cm length	[***]	€
	30cm length	[***]	€
	40cm length	[***]	€
	60cm length	[***]	€
	100cm length	[***]	€
Bifurcation		[***]	€
Albograft with Collagen (ATC 90XX)
Straight tube with 1 side arm	60cm tube length/ 40cm side arm	[***]	€

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EXHIBIT B—DISTRIBUTION TERRITORY

Europe		Middle East / Far East and Africa
Andorra	All EU Accession countries	All Middle East countries acc. to British definition
Austria	Albania	China
Belgium	Armenia	Hong-Kong
Denmark	Azerbaijan	Indonesia
Finland	Belarus	Korea
France	Bosnia-Herzegovina	Malaysia
Germany	Bulgaria	Morocco
Greece	Croatia	Philippines
Lichtenstein	Georgia	Singapore
Luxembourg	Iceland	South Africa
Monaco	Ireland	Taiwan
Norway	Italy	Thailand
San Marino	Macedonia	Tunisia
Spain	Moldova	Vietnam
Sweden	Montenegro
Switzerland	Netherlands
Portugal
Romania
Russia
Serbia
Turkey
United Kingdom (UK)
Ukraine
Vatican City

FOIA CONFIDENTIAL TREATMENT REQUESTED